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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





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         Date of Report (Date of earliest event reported): July 11, 1996



                          Genesis Health Ventures, Inc.
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             (Exact name of registrant as specified in its charter)



       Pennsylvania                   1-11666                  06-1132947
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
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                    (Address of principal executive offices,
                               including zip code)


       Registrant's telephone number, including area code: (610) 444-6350
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Item 5.  Other Events.

         On July 11, 1996, Genesis Health Ventures, Inc. ("Genesis") and its wholly-owned subsidiary G Acquisition Corporation ("Newco") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Geriatric & Medical Companies, Inc. ("GMC"). Pursuant to the Merger Agreement, Newco will merge into GMC and GMC will become a wholly-owned subsidiary of Genesis (the "Merger"). Each share of GMC common stock shall be converted into the right to receive $5.75 in cash, subject to statutory appraisal rights. The total consideration to be paid to stockholders of GMC to acquire their shares (including shares which may be issued upon exercise of outstanding warrants, options and long-term incentive plans) is approximately $91.0 million. GMC currently has outstanding approximately $132,000,000 of indebtedness.

         GMC owns and operates 18 long-term care facilities and six assisted living facilities with approximately 3,000 licensed beds; 11 of these facilities are located in the eastern Pennsylvania market and nine are located in New Jersey. GMC also operates an ambulance transportation business, a medical supply business, a pharmacy business, a contract management service business, a diagnostic and rehabilitative management services business and a financial services and information systems business. In addition, GMC currently is developing two long-term care facilities with approximately 240 beds.

         The conditions precedent to the parties' obligation to consummate the transaction include the following: (i) all permits and consents required to consummate the transaction shall have been obtained; (ii) the transaction shall have been duly approved by the affirmative vote of the majority of the outstanding shares of GMC; (iii) the agreements, representations and warranties of the parties contained in the Merger Agreement shall be true and correct in all material respects on the closing date; (iv) no proceeding shall have been instituted which could be reasonably expected to result in a material adverse effect as a result of the Merger or which seeks to or does prohibit or restrain the consummation of the Merger; (v) there shall not have been any material adverse change in the business, assets, financial condition or results of operations of GMC; and (vi) the applicable waiting period under Hart-Scott Rodino Anti-Trust Improvements Act of 1976, as amended, shall have expired or been terminated.

         The Merger Agreement may be terminated and the transaction abandoned
(i) by the mutual agreement of the parties; (ii) by either party if the transactions are not consummated by February 1, 1997 or if it becomes reasonably certain that a condition precedent to any party's obligation to close will not be satisfied; (iii) by the non-breaching party upon the occurrence of an uncured material breach; (iv) by GMC in order to enter into an alternative



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acquisition proposal from a third party if inter alia required by the GMC's board of directors fiduciary duties; or (v) by Genesis if the board of directors of GMC shall have withdrawn or modify its recommendation of the Merger or has recommended to the shareholders of GMC that they accept an alternative acquisition proposal from a third party. In the event that the Agreement is terminated as described in clause (iv) or (v) above, or a third-party acquisition for a higher price per share occurs within 12 months after the termination of the Merger Agreement, GMC has agreed to pay Genesis $5,000,000, plus expenses of up to $750,000.

         In connection with the Merger Newco, Genesis, Tomahawk Holdings, Inc. ("Shareholder"), Tomahawk Capital Holdings, Inc. and Daniel Veloric (Shareholder, Tomahawk Capital Holdings, Inc. and Daniel Veloric are referred to collectively herein as the "Owners") entered into a Stockholder Option and Proxy Agreement dated as of July 11, 1996 (the "Agreement") pursuant to which Owners granted to Newco (i) an option (the "Stock Option") to purchase the Shares of GMC owned by Shareholder (the "Shares") and (ii) an irrevocable proxy (the "Proxy"). The Shareholder currently owns approximately 24.3% of the outstanding Common Stock of GMC. The Stock Option entitles Newco to purchase the Shares of GMC owned by the Shareholder for a purchase price (the "Exercise Price") of $5.75 per Share. Under the Agreement, the Owners agree to vote (or cause to be voted) the Shares owned by them in any circumstance in which the vote or approval of the shareholders of GMC is sought (i) in favor of adoption and approval of the Merger Agreement and the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Agreement;
(ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GMC contained in the Merger Agreement or of any Shareholder in this Agreement; and
(iii) against any action, agreement or transaction that is intended or could reasonably be expected to facilitate a person other than Newco or its affiliate in acquiring control of GMC or any other action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that is intended, or could reasonably be expected to impede, interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the consummation of the Merger or the performance by the parties hereto of their respective obligations under this Agreement. Under the Agreement, the Shareholder irrevocably grants to Newco and appoints Newco (with full power of substitution) its proxy to vote the Shares owned by Shareholder in the manner described above.

         In connection with the proposed transaction, Daniel Veloric and certain companies which he controls have agreed upon the effective date of the Merger, as currently contemplated, to lease to Genesis for five years a long-term care facility located in New Jersey with 335 licensed beds (the "New Jersey Facility"). As currently contemplated, the lease will require that Genesis pay

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$40,000 per month plus debt service on the property and will be net of all operating expenses of the facility. Mr. Veloric and certain companies which he controls have also agreed upon the effective date of the Merger to sell to Genesis for $1,500,000 a five year option to acquire the stock of the companies which own the New Jersey Facility for $6,000,000 (plus the assumption of outstanding debt).


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         The following exhibits are being filed as part of this report:

                  (c)      Exhibits.
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                           The following Exhibits are filed herewith:

             Number        Title
             ------        -----
                1.         Agreement and Plan of Merger, dated as of
                           July 11, 1996, by and among Genesis Health
                           Ventures, Inc., a Pennsylvania corporation,
                           G Acquisition Corporation, a Delaware
                           corporation and Geriatric & Medical
                           Companies, Inc., a Delaware corporation.

                2. Stockholder Option and Proxy Agreement dated as of July 11, 1996 between G Acquisition Corporation, Tomahawk Holdings, Inc., Tomahawk Capital Holdings, Inc., Daniel J. Veloric and Genesis Health Ventures, Inc.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GENESIS HEALTH VENTURES, INC.



                                               By: /s/ George V. Hager, Jr.
                                                  -----------------------------
                                                  George V. Hager, Jr.
                                                  Senior Vice President and
                                                  Chief Financial Officer


Date: July 22, 1996





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